Exhibit 99.1

Press Contact:
Barry Holt
203-517-3110
Barry.Holt@isg-one.com

Investor Contact:
David Berger
203-517-3104
David.Berger@isg-one.com

INFORMATION SERVICES GROUP ANNOUNCES

THIRD-QUARTER FINANCIAL RESULTS

Third-quarter revenues of $51.4 million, up 4% in constant currency

Third-quarter adjusted EBITDA of $6.4 million and adjusted EPS of $0.09

Demand for Digital and Research services fuels 13% YTD increase in client base

Company reaffirms full-year 2015 revenue and adjusted EBITDA guidance

STAMFORD, Conn., November 9, 2015 — Information Services Group, Inc. (ISG) (NASDAQ: III), a leading technology insights, market intelligence and advisory services company, today announced financial results for the third quarter and nine months ended September 30, 2015.

“We had a solid third quarter led by double-digit, constant-currency revenue growth in both Asia Pacific and in certain key European markets such as the UK and the Nordics,” said Michael P. Connors, chairman and chief executive officer.  “Our overall revenue growth was held back somewhat by weakness in France and some client timing delays in the Americas.  Our strong year-to-date results, coupled with the start-up of several new engagements in the Americas this quarter, will help us achieve the guidance we set at the beginning of the year.

“ISG has now delivered constant-currency revenue growth in 16 of the past 19 quarters, despite persistently weak global economies.  This consistency is a testament to the strength of the ISG brand in the marketplace, and a reflection of the investments we have made, especially in digital services and recurring revenue streams. Significantly, demand for these new and expanded services has fueled a 13 percent increase in our client base thus far this year.  We remain confident in our ability to continue driving sustainable, profitable growth and delivering value for our clients and shareholders.”

Third-Quarter 2015 Results

ISG reported third-quarter revenues of $51.4 million, an increase of 4 percent in constant currency and down 4 percent on a reported basis, from $53.3 million in the third quarter of 2014.  Currency negatively impacted reported revenues by $3.9 million versus the prior year.  Revenues were $27.8 million in the Americas (down 1 percent from the same period in 2014), $18.1 million in Europe (up 5 percent), and $5.5 million in Asia Pacific (up 28 percent), with growth rates in constant currency.

ISG reported operating income of $3.2 million for the third quarter of 2015.  This compares with operating income of $3.8 million in the third quarter of 2014.  Net income for the third quarter was $1.8 million compared with $2.4 million in the third quarter of 2014.  Reported fully diluted earnings per share (EPS) were $0.05 per share compared with $0.06 per share for the same period in 2014.  Adjusted net income (a non-GAAP measure defined as net income plus amortization of intangible assets, non-cash stock compensation, foreign currency transaction gains/losses and non-cash impairment charges for goodwill and intangible assets, interest on contingent consideration, gain on extinguishment of debt and bargain purchase gain, on a tax-adjusted basis) for the third quarter was $3.5 million, or $0.09 per share on a diluted basis, compared with adjusted net income of $3.8 million, or $0.10 per share on a diluted basis, in the prior year’s third quarter.

Third-quarter 2015 adjusted EBITDA (a non-GAAP measure defined as net income before net income attributable to noncontrolling interest, interest, taxes, depreciation and amortization, foreign currency transaction gains/losses, non-cash stock compensation, impairment charges for goodwill and intangible assets, interest on contingent consideration, gain on extinguishment of debt and bargain purchase gain), was $6.4 million compared with $6.5 million in last year’s third quarter.  Currency negatively impacted reported adjusted EBITDA by $0.6 million versus the prior year.

September YTD 2015 Results

ISG reported September YTD 2015 revenues of $155.4 million, an increase of 7 percent on a constant- currency basis, and a 1 percent decrease on a reported basis from $156.4 million for September YTD 2014.  Currency negatively impacted reported revenues by $12.3 million versus the same prior year period.  Revenues were $84.1 million in the Americas (up 5 percent from the same period in 2014), $54.8 million in Europe (up 5 percent) and $16.5 million in Asia Pacific (up 27 percent); growth rates are in constant currency.

Operating income for the September YTD 2015 period was $7.1 million, a $2.2 million decrease from 2014 operating income of $9.3 million. ISG’s September YTD 2015 adjusted net income totaled $8.1 million, a decrease of $1.3 million from the same prior year period’s adjusted net income of $9.4 million.  Diluted adjusted EPS for the September YTD 2015 period was $0.21 compared with $0.24 in 2014.  Reported fully diluted EPS for the September YTD 2015 period was $0.09 versus $0.14 in the same prior year period.

Adjusted EBITDA for September YTD 2015 of $16.1 million compares with $16.9 million of adjusted EBITDA in the same prior year period, an increase of 7 percent in constant currency.  Currency negatively impacted reported adjusted EBITDA by $1.9 million versus the same prior year period.

Other Financial and Operating Highlights

ISG cash and cash equivalents totaled $14.3 million at September 30, 2015, an increase of $1.2 million from June 30, 2015.  The increase in cash balances from June 30, 2015 was principally attributable to strong operating results, partially offset by $1.1 million in non-operating use of cash for debt repayments and the acquisition of Saugatuck Technology.  ISG repurchased $1.4 million of shares during the third quarter.  Total outstanding debt at September 30, 2015 was $51.3 million compared with $54.2 million at September 30, 2014.

Company Reaffirms 2015 Full-Year Revenue and Adjusted EBITDA Guidance

“Based on our performance for the first nine months of the year, we are reaffirming our full-year guidance of constant-currency growth in revenues of between 6 percent and 8 percent, with revenue growth expected to come in toward the top end of our range.  In addition, we expect constant currency adjusted EBITDA growth of between 10 percent and 15 percent,” Connors said.

Conference Call

ISG has scheduled a third-quarter results call for 9:00 a.m., Eastern Time, Tuesday, November 10, 2015, to discuss the company’s financial results.  The call can be accessed by dialing 1-888-455-2263 or, for international callers by dialing 001-719-457-2689.  The access code is 498797.  A recording of the conference call will be accessible on ISG’s website www.isg-one.com for approximately four weeks following the call.

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About Information Services Group
Information Services Group (ISG) (NASDAQ: III) is a leading technology insights, market intelligence and advisory services company, serving more than 500 clients around the world to help them achieve operational excellence. ISG supports private and public sector organizations to transform and optimize their operational environments through research, benchmarking, consulting and managed services, with a focus on information technology, business process transformation, program management services and enterprise resource planning. Clients look to ISG for unique insights and innovative solutions for leveraging technology, the deepest data source in the industry, and more than five decades of experience and global leadership in information and advisory services. Based in Stamford, Conn., the company has more than 900 employees and operates in 21 countries.

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Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and its subsidiaries including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and its subsidiaries’ intellectual property and the intellectual property of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; (13) engagements may be terminated, delayed or reduced in scope by clients. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission. ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). In this release, ISG has presented both GAAP financial results as well as non-GAAP information for information for the three and nine months ended September 30, 2015 and September 30, 2014.  ISG believes that evaluating its ongoing operating results will be enhanced if it discloses certain non-GAAP information.  These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future.  ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides adjusted EBITDA (defined as net income before net income attributable to noncontrolling interest, interest, taxes, depreciation and amortization, foreign currency transaction gains/losses, non-cash stock compensation, impairment charges for goodwill and intangible assets, interest on contingent consideration, gain on extinguishment of debt and bargain purchase gain) and adjusted net income (defined as net income plus amortization of intangible assets, non-cash stock compensation, foreign currency transaction gains/losses and non-cash impairment charges for goodwill and intangible assets, interest on contingent consideration,  gain on extinguishment of debt and bargain purchase gain, on a tax-adjusted basis) and selected financial data on a constant currency basis (using foreign currency exchange rates based on an average of daily spot rates from January 1, 2014 to August 31, 2014), which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations. These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure. Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Information Services Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Revenues	$51,404	$53,258	$155,354	$156,387
Operating expenses
Direct costs and expenses for advisors	30,093	31,487	93,089	92,796
Selling, general and administrative	16,405	16,136	49,826	48,758
Depreciation and amortization	1,752	1,863	5,308	5,501
Operating income	3,154	3,772	7,131	9,332
Interest income	2	3	11	12
Interest expense	(419)	(502)	(1,357)	(1,524)
Bargain purchase gain	—	—	—	146
Foreign currency transaction gain (loss)	24	(75)	424	(112)

Income before taxes	2,761	3,198	6,209	7,854
Income tax provision	975	808	2,497	2,277
Net income	1,786	2,390	3,712	5,577
Net income attributable to noncontrolling interest	8	37	147	56
Net income attributable to ISG	$1,778	$2,353	$3,565	$5,521

Weighted average shares outstanding:
Basic	37,315	37,039	37,182	37,214
Diluted	39,296	38,740	38,919	38,813

Earnings per share attributable to ISG:
Basic	$0.05	$0.06	$0.10	$0.15
Diluted	$0.05	$0.06	$0.09	$0.14

Information Services Group, Inc.

Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Net income attributable to ISG	$1,778	$2,353	$3,565	$5,521
Plus:
Net income attributable to noncontrolling interest	8	37	147	56
Interest expense (net of interest income)	417	499	1,346	1,512
Income taxes	975	808	2,497	2,277
Depreciation and amortization	1,752	1,863	5,308	5,501
Bargain purchase gain	—	—	—	(146)
Interest on contingent consideration	36	—	36	—
Foreign currency transaction	(24)	75	(424)	112
Non-cash stock compensation	1,415	857	3,640	2,069
Adjusted EBITDA	$6,357	$6,492	$16,115	$16,902

Net income attributable to ISG	$1,778	$2,353	$3,565	$5,521
Plus:
Non-cash stock compensation	1,415	857	3,640	2,069
Intangible amortization	1,332	1,403	3,985	4,161
Bargain purchase gain	—	—	—	(146)
Interest on contingent consideration	36	—	36	—
Foreign currency transaction	(24)	75	(424)	112
Tax effect (1)	(1,048)	(887)	(2,750)	(2,354)
Adjusted net income	$3,489	$3,801	$8,052	$9,363

Weighted average shares outstanding:
Basic	37,315	37,039	37,182	37,214
Diluted	39,296	38,740	38,919	38,813

Adjusted earnings per share:
Basic	$0.09	$0.10	$0.22	$0.25
Diluted	$0.09	$0.10	$0.21	$0.24

(1)              Marginal tax rate of 38.0% applied.

Information Services Group, Inc.

Selected Financial Data

Constant Currency Comparison

			Three Months Ended			Three Months Ended
	Three Months Ended	Constant currency	September 30, 2015	Three Months Ended	Constant currency	September 30, 2014
	September 30, 2015	impact (1)	Adjusted	September 30, 2014	impact (1)	Adjusted
Revenue	$51,404	$3,027	$54,431	$53,258	$(917)	$52,341
Operating income	$3,154	$453	$3,607	$3,772	$(109)	$3,663
Adjusted EBITDA	$6,357	$479	$6,836	$6,492	$(117)	$6,375

			Nine Months Ended			Nine Months Ended
	Nine Months Ended	Constant currency	September 30, 2015	Nine Months Ended	Constant currency	September 30, 2014
	September 30, 2015	impact (1)	Adjusted	September 30, 2014	impact (1)	Adjusted
Revenue	$155,354	$8,320	$163,674	$156,387	$(3,976)	$152,411
Operating income	$7,131	$975	$8,106	$9,332	$(799)	$8,533
Adjusted EBITDA	$16,115	$1,046	$17,161	$16,902	$(827)	$16,075

(1) Foreign currency rates based on an average FX rate from January 1, 2014  to August 31, 2014 used for constant currency translation.